EXHIBIT 10.4

April 5, 2010

Bank of America, N.A.,
as Administrative Agent and Lender
777 Main Street
Hartford, Connecticut 06115

Re:  Amendment of Subordination and Pledge Agreement

Ladies and Gentlemen:

Reference is made to the Subordination and Pledge Agreement dated as of April 5, 2005 (the “Subordination Agreement”) among (a) ______________ (the “Subordinate Lender”), (b) Ross S. Rapaport, as Trustee of the Peter Baker Life Insurance Trust u/t/a dated July 7, 1992, the John Baker Insurance Trust u/t/a dated July 7, 1992 and the Joan Baker and Henry Baker Irrevocable Trust u/t/a dated December 16, 1991, as agent (together with his successors and assigns in such capacity, the “Subordinate Lender’s Agent”) for and on behalf of Peter K. Baker, (c) the Lenders party thereto, and (d) Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders from time to time party to the Credit Agreement.  Capitalized terms used herein that are not defined herein have the meanings given to such terms in the Subordination Agreement.

In connection with the amendment and restatement of the Credit Agreement and the amendment of the Subordinated Note, each as of the date hereof, the Subordinate Lender, the Subordinate Lender’s Agent, Bank of America, N.A., as the sole Lender as of the date hereof (after giving effect to the amendment and restatement of the Credit Agreement referenced above), and the Administrative Agent have agreed, and do hereby agree, that by this agreement the Subordination Agreement is hereby amended by:

(i)           deleting “Section 12 of the Credit Agreement” from paragraph A.5 thereof and by substituting therefor “Section 11 of the Credit Agreement”; and

(ii)           deleting paragraph B.1(d) thereof in its entirety.

Except as otherwise expressly provided by this agreement, all of the respective terms and provisions of the Subordination Agreement shall remain the same.  The Subordination Agreement, as amended hereby, shall continue in full force and effect, and this agreement and the Subordination Agreement shall be read and construed as one instrument.

This agreement is intended to take effect under, and shall be construed according to and governed by, the internal substantive laws of the State of New York without giving effect to any provision thereof that would permit or require the application of the laws of any other jurisdiction.  This agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument.  A facsimile or other electronic transmission of an executed counterpart shall have the same effect as the original executed counterpart.

By signing below, Vermont Pure Holdings, Ltd., Crystal Rock LLC and Crystal Rock Holdings, Inc. acknowledge receipt of a copy of this agreement and agree to be bound, or to continue to be bound, as applicable, by the terms and provisions hereof and of the Subordination Agreement, as amended hereby.

Very truly yours,

__________________________________
Ross S. Rapaport, as Trustee of the Peter Baker Life Insurance Trust u/t/a dated July 7, 1992, the John Baker Insurance Trust u/t/a dated July 7, 1992 and the Joan Baker and Henry Baker Irrevocable Trust u/t/a dated December 16, 1991, as agent (together with his successors and assigns in such capacity, for and on behalf of Peter K. Baker

__________________________________
_______________, individually

Agreed to:

Bank of America, N.A., as Administrative Agent

By
Name: Christopher T. Phelan
Title: Senior Vice President

Bank of America, N.A., as a Lender
By
Name: Christopher T. Phelan
Title: Senior Vice President

Acknowledged and agreed: Vermont Pure Holdings, Ltd.
By
Name
Title

Crystal Rock LLC
By
Name
Title

Crystal Rock Holdings, Inc.
By
Name
Title